Exhibit 99.1(10)


                              Application of Policy


[ ] AMERITAS LIFE INSURANCE CORP. (ALIC)
[ ] AMERITAS VARIABLE LIFE
       INSURANCE COMPANY (AVLIC)     APPLICATION FOR VARIABLE UNIVERSAL LIFE
                                              ONE AMERITAS WAY
                                               P.O. BOX 81889
                                          LINCOLN,  NE 68501-1889
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Instructions: Please print clearly in black ink.  This form will be photocopied.
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1  INSURED                _________________________  ___________________________
                          Name: Last/First/MI        Social Security #
   If no policy owner
   is specified in        _________________________  ___________________________
   section 2, the         Address                    Date of Birth  mo./day/yr.
   Insured will be
   the policy owner.      _________________________  ___________________________
                          City/State/Zip             Birthplace (State)

                          _________________________
                          Occupation

                          ________________________________  [ ] Male [ ] Female
                          Employer's Name    Time Employed
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2  POLICY OWNER
   Complete only if       _________________________ ____________________________
   different from         Full Name (Individual     Social Security #/Tax ID #
   the Insured.            Company or Trust)

  (If the owner is a      _________________________ ____________________________
  Trust, give Trustee(s), Relationship to Insured   Date of Birth:  mo./day/yr.
  Trust Name & Trust      (or All Trustees Names)
  date)                                             ____________________________
                          If Insured is under age   Trust Date:     mo./day/yr.
                          21, ownership transfers
                          to Insured at Insured's
                          age 21?    [] Yes  [] No
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3  MAILING ADDRESS        _________________________
                          Address

   All notices will be    _________________________
   sent to this address.  City/State/Zip
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4  BENEFICIARY
   Unless otherwise       _________________________ ____________________________
   indicated, multiple    Primary                   Contingent
   Beneficiaries will be
   paid equally or to     _________________________ ____________________________
   the surviving          Relationship to Insured   Relationship to Insured
   beneficiaries.
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5  EXISTING LIFE              AMOUNT        YEAR PURCHASED     NAME OF COMPANY
   INSURANCE
   List all life        _________________  ________________  ___________________
   insurance existing
   on life of Insured.  _________________  ________________  ___________________

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6  REPLACEMENT        Will the propsoed policy replace               []Yes [] No
                      or change any existing annuity
                      or insurance policy?

                     ________________________________  1035 Exchange []Yes [] No
                     Company Name        Type of Plan

                     ________________________________  1035 Exchange []Yes [] No
                     Company Name        Type of Plan

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7  OTHER             MO RESIDENTS, DO NOT RESPOND TO Q.7.1.
   COVERAGE          1. Has any company declined, postponed,         []Yes [] No
                     modified, cancelled or refused to renew,
                     reinstate or issue insurance? (If yes,
                     please explain)
                     2. Is any other life insurance                  []Yes [] No
                     application now pending or contemplated
                     with any other company?(IF YES, PLEASE
                     EXPLAIN)
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8  DEATH BENEFIT     Amount of Insurance $ _____    Death Benefit Option
                       (If 1035 Exchange see         (select only one):
                        section 9)                  [] Option A (death benefit
                     [] Non-Smoker ] Complete for      is the amount of
                     [] Smoker     ] age 20 and        insurance)
                     [] Unisex       above only     [] Option B (death benefit
                                                       is the amount of
                                                       insurance plus the
                                                       accumulation value)
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9  PREMIUM           Premium Amount $ _______
                     Estimate if 1035 Exchange
                     and complete one of the    []Minimum Death  []Maximum Death
                     following:                   Benefit (per     Benefit (per
                                                  1035 Exchange    1035 Exchange
                                                  Funds)           Funds)

                     * Initial Premium (paid with
                       application) $ _______ (Leave receipt with payor)
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10 ENDORSEMENTS/     No change in the amount, plan, classification or benefits
   CORRECTIONS       will be effective unless agreed to in writing by the policy owner. This space will not be used in MD, PA, WV or any
   HOME OFFICE       other state if not allowed by Statute or Insurance
   USE ONLY          Department Regulations.
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   *All premium checks must be made payable to the Company.
    Do not make check payable to the agent or leave the payee blank.

11 TOBACCO USE       Have you smoked one or more cigarettes in
                     the past twelve months?                       []Yes   [] No
                     Have you used any form of tobacco in the
                     past twelve months?                           []Yes   [] No
                     (IF YES, PLEASE EXPLAIN THE TYPE OF USE
                     AND FREQUENCY) ______________________________
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12 HEALTH HISTORY
   Answer the        Name of personal physician _______ Address ________________
   following         Reason last consulted ___________ Date ____________________
   questions               (If none, so state)
   regarding the     What treatment was given or medication prescribed? ________
   Proposed Insured. Has the Insured: (IF YES, PLEASE EXPLAIN)
                     a. Ever been treated by a physician or other health care
                        professional for any of the following: Heart trouble, stroke, heart murmur, elevated blood pressure, lung or respiratory disorder, kidney disorder, tumor, cancer, digestive disorder, diabetes, nervous or mental
                        disorder?                                  []Yes   [] No
                     b. Consulted a physician or been examined or treated at a
                        hospital or other medical facility in the last five
                        years?                                     []Yes   [] No
                     c. Ever used narcotics, barbiturates, amphetamines,
                        cocaine, LSD, marijuana or hallucinogenic
                        drugs?                                     []Yes   [] No
                     d. Ever received counseling or treatment, or been a member of any support group for the use of alcohol
                        or drugs?                                  []Yes   [] No
                        Exact Height ____ ft.____in.    Exact Weight________lbs.

                        [] Gained  [] Lost_________ pounds in past year.
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
                                          FIDELITY FUNDS                      ALGER                        MFS FUNDS
13 ALLOCATION                   VARIABLE INSURANCE PRODUCTS FUNDS         AMERICAN FUNDS            VARIABLE INSURANCE TRUST
   0 or minimum of 10%.             VIPF Money Market         ___%    Growth             ___%       Emerging Growth     ___%
   Fractional % will be             VIPF II Asset Manager     ___%    Income & Growth    ___%       Utilities           ___%
   rounded. Must total 100%         VIPF Equity Income        ___%    Small Cap          ___%       World Governments   ___%
                                    VIPF Growth               ___%    Balanced           ___%       _______________________%
   If Dollar Cost Averaging,        VIPF High Income          ___%    MidCap Growth      ___%
   a portion must be allocated      VIPF II Inv. Grade Bond   ___%    Leveraged Allcap   ___%             ALIC/AVLIC
   to the VIPF Money Market         VIPF Overseas             ___%    ______________________%       Fixed Account__________%
   Fund and Section 14              VIPF II Asset Mgr. Growth ___%    ______________________%
   completed.                       VIPF II Index 500         ___%    ______________________%
                                    VIPF II Contrafund        ___%    ______________________%       Total               100%

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
             Please transfer $__________ per month from the VIPF Money Market to the funds selected below.  This option will stay in effect until the VIPF Money Market is depleted  or  until  I  cancel this option in writing or with an authorized telephone instruction.


14 DOLLAR COST                            FIDELITY FUNDS                     ALGER                         MFS FUNDS
   AVERAGING                    VARIABLE INSURANCE PRODUCTS FUNDS        AMERICAN FUNDS             VARIABLE INSURANCE TRUST
 O Transfers totalling              VIPF II Asset Manager     ___%    Growth             ___%       Emerging Growth     ___%
 P less than $250 are               VIPF Equity Income        ___%    Income & Growth    ___%       Utilities           ___%
 T not permitted.                   VIPF Growth               ___%    Small Cap          ___%       World Governments   ___%
 I                                  VIPF High Income          ___%    Balanced           ___%       _______________________%
 O Note:  If this option            VIPF II Inv. Grade Bond   ___%    MidCap Growth      ___%       _______________________%
 N is chose, there must             VIPF Overseas             ___%    Leveraged Growth   ___%       _______________________%
 A be sufficient allocation         VIPF II Asset Mgr. Growth ___%    ______________________%       _______________________%
 L to the VIPF Money                VIPF II Index 500         ___%    ______________________%
   Market Fund in Section 13        VIPF II Contrafund        ___%    ______________________%
   of this application.                                               ______________________%

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

15 TELEPHONE         I hereby authorize and direct ALIC/AVLIC to  make allowable
   AUTHORIZATION     transfers  of   funds  or   reallocation  of  net  premiums
                     among available subaccounts or to complete other  financial
O  Unless waived,    transactions  as  may  be  allowed by the ALIC/AVLIC at the
P  the Policy Owner  time of request, based upon instructions received  from the
T  will have         Policy Owner  by  phone.  ALIC/AVLIC  will  not  be  liable
I  automatic         for following instructions communicated  by telephone  that
O  telephone         it  reasonably  believes  to be genuine.   ALIC/AVLIC  will
N  transfer          employ   reasonable  procedures,  including  requiring  the
A  authorization.    phone    number  to   be  stated,  tape   recording     all
L                    instructions, and mailing written confirmations.  If  ALIC/
                     AVLIC does not employ reasonable procedures to confirm that
                     instructions communicated by telephone are genuine,   ALIC/
                     AVLIC may be liable for any losses due to unauthorized or fraudulent instructions.

                     I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the earlier of (1) written revocation by the Policy Owner is received by ALIC/AVLIC or (2) ALIC/AVLIC discontinues this privilege.

                     [] I elect NOT to have telephone transfer authorization.

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16 SPECIAL           ___________________________________________________________
   INSTRUCTIONS      ___________________________________________________________
                     ___________________________________________________________

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
17 AGREEMENTS        NOTE FOR KENTUCKY AND OHIO RESIDENTS:  Any person who, with intent to defraud or knowing  that  he  is  facilitating  a
                     fraud  against  an  insurer,   submits  an  application  or
                     files a claim containing a false or deceptive  statement is guilty of insurance fraud.
                     NOTE FOR PENNSYLVANIA  RESIDENTS:  Any person who knowingly and with  intent to  defraud any insurance company or other person  files an application for insurance or  statement of
                     claim  containing  any   materially  false  information  or
                     conceals   for   the   purpose  of  misleading, information
                     concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

                     I AGREE AS FOLLOWS:
                     1. Any policy including any endorsements issued as a result of this application will, with this application  and any
                        supplemental   applications,  be  the  entire  insurance
                        contract.
                     2. No agent,  broker or  medical examiner can: a) waive the answers to any questions in this application; b) make or change any insurance contract; or c)waive any rights or rules of ALIC/AVLIC.
                     3. EXCEPT AS SPECIFIED OTHERWISE IN A RECEIPT PROVIDED UPON
                        A  PAYMENT  OF  PREMIUM  AT  THE  TIME  OF  APPLICATION,
                        INSURANCE  WILL  NOT  BE   EFFECTIVE  UNTIL  ALL  OF THE
                        FOLLOWING ARE MET: A) THE POLICY ISSUED BY ALIC/AVLIC IS DELIVERED TO AND ACCEPTED BY THE APPLICANT; B) THE FIRST FULL PREMIUM IS PAID.
                     4. ALIC/AVLIC may change this application by an appropriate
                        notation   in    the   space  marked   "Amendments   and
                        Corrections":  a) to   correct   apparent    errors   or
                        omissions; and b) to conform it with any policy rider that may be issued. No change will be made in the following without the applicant's written consent: a)
                        amount    of    insurance;    b) plan    of   insurance;
                        c) classification of risks; or d)benefits. Acceptance of any policy issued under this application ratifies any amendments.
                     5. I  UNDERSTAND  THAT: A) THE  AMOUNT  AND DURATION OF THE
                        DEATH BENEFIT MAY VARY WITH INVESTMENT EXPERIENCE, LOANS AND OTHER SPECIFIED CONDITIONS; B) POLICY VALUES NOT IN
                        THE  FIXED  ACCOUNT   WILL   INCREASE  OR   DECREASE  IN
                        ACCORDANCE   WITH   THE    EXPERIENCE  OF   THE SELECTED
                        INVESTMENT   OPTIONS  OF   THE  SEPARATE ACCOUNT; C) THE
                        AMOUNT  OF   THE  BENEFIT  PAYABLE  ON  SURRENDER IS NOT
                        GUARANTEED, BUT  IS  DEPENDENT  ON  THE  THEN  SURRENDER
                        VALUE;  D) ILLUSTRATIONS  OF  BENEFITS,  INCLUDING   THE
                        DEATH BENEFIT, ARE AVAILABLE UPON REQUEST; AND E) THIS POLICY MEETS MY INVESTMENT OBJECTIVES AND ANTICIPATED FINANCIAL NEEDS.
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18 DISCLOSURES       I  HEREBY  ACKNOWLEDGE  RECEIPT OF  THE CURRENT PROSPECTUS,
                     AND ANY SUPPLEMENTS, FOR THIS POLICY INCLUDING ANY REQUIRED
                     DISCLOSURE IF THE POLICY APPLIED FOR WILL BE IN A QUALIFIED
                     PLAN.
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19 AUTHORIZATION     I authorize any licensed physician,  medical   practitioner
   This authoriza-   hospital,  clinic  or  other    medically related  facility
   tion or a photo-  insurance company, Equifax  or any information  service  or
   copy of it, shall financial   institution,  family  member, or  associate  to
   remain valid for release to ALIC/AVLIC or any person or entity acting on use by ALIC/AVLIC its behalf, any personal informaton which is on file and for 2 (two) years relates to my/our health or mental condition, general
   from the date     character  driving records, use  of  alcohol and drugs, and
   below.            hobbies of a hazardous nature.

                     In  addition,  I  authorize  the Medical Information Bureau
                     (MIB) to release to ALIC/AVLIC or its reinsurers, any personal information which is on file and relates to me/us.

                     I also agree that I  have received  and read the "Notice of
                     ALIC/AVLIC's Insurance Information   Practices,"   MIB  and
                     Investigative Consumer Reports. I also understand that I can receive a copy of this authorization if I so desire.
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20 CERTIFICATION     I  certify  under  penalty  of  perjury that: a) the number shown on  this  form  is my correct social security  number
                     (TIN); and b) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the IRS has notified me that I am no longer subject to backup withholding.
                     NOTE: YOU MUST STRIKE THROUGH ITEM (B) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.
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21 SIGNATURES        I represent to the best of my knowledge and belief that all statements and answers to this application are complete and true.

                     Dated at (City, State) ____________On this Date____________

                     X ________________________   X ____________________________
                       Signature of Proposed        Signature of Policy Owner
                       Insured (Parent or           (if not Proposed Insured,
                       Guardian if Juvenile)        Parent or Guardian).  If a
                                                    Corporation or Trust, show
                                                    full name.

                     X _________________________________________________________
                       Signature(s) and Title of Officer or Trustee(s)
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22 AGENTS/           Do  you  have  any  knowledge  or  reason  to believe  that
   REPRESENTATIVE'S  replacement of existing insurance or annuity  coverage  may
   STATEMENT         be involved?
                     []Yes [] No (IF YES, GIVE DETAILS IN SECTION 6 AND COMPLETE
                     ANY STATE REQUIRED REPLACEMENT FORMS.)

                     I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus and all supplements were delivered; and (3) I have reasonable grounds to recommend the purchase of the policy as suitable for the owner.

                     X _________________________________________________________
                       Signature of Agent/              Florida Agents Only -
                       Registered Representative        Provide FL License ID #

                     X _________________________________________________________
                       Print Name Here
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